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                                                                  Exhibit (d)(6)
[APPLIED GRAPHICS TECHNOLOGIES LETTERHEAD]


                                       March 20, 2003


Kohlberg Management IV, L.L.C.
111 Radio Circle
Mt. Kisco, NY 10549

Attn: Christopher Lacovara

Gentlemen:

     In connection with your consideration of participation in a possible transaction involving the acquisition or retirement of all or substantially all of the senior debt, subordinated debt, Wace Group Limited preference shares and common stock (a "Transaction") of Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), you have requested information from the Company.

     As a condition to your being furnished with such information, you agree to treat any information concerning the Company, its affiliates and subsidiaries that is furnished to you by or on behalf of the Company, whether furnished before or after the date of this letter, together with analyses, compilations, studies or other documents prepared by you or any of your directors, officers, employees, agents or advisers, including, without limitation, attorneys, accountants, consultants, bankers, financial advisers and any representatives of your advisers (collectively, "Representatives"), that contain or otherwise reflect such information herein (collectively referred to as the "Evaluation Material"), in accordance with the provisions of this agreement. The term "Evaluation Material" does not include information that (a) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives or (b) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisers, provided that such source was not known by you to be bound by any agreement with the Company to keep such information confidential, or otherwise prohibited from transmitting the information to you by a contractual, legal or fiduciary obligation.

     You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible participation in a Transaction between you and the Company, and that such information will be kept confidential by you and your Representatives, except in accordance with the terms and provisions of this agreement to the extent that disclosure of such information (a) has been consented in writing to by the Company, (b) is required by law,
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Kohlberg Management IV, L.L.C.
March 20, 2003
Page 2

regulation, supervisory authority or other applicable judicial or governmental order or (c) is made to your Representatives who need to know such information for the purpose of evaluating any such possible Transaction (it being understood that such Representatives shall have been advised of this agreement and shall have agreed to be bound by the provisions hereof). In any event, you shall be responsible for any breach of this agreement by any of your Representatives, and you agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material. You further agree that the Evaluation Material that is in written form shall not be copied or reproduced at any time without the prior written consent of the Company.

     In addition, without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person (a) that the Evaluation Material has been made available to you or your Representatives, (b) that discussions or negotiations are taking place concerning a possible Transaction or your participation in a Transaction, or (c) any terms, conditions or other facts with respect to any such possible Transaction, including the status thereof.

     In the event that you are requested or required by law, regulation, supervisory authority or other applicable judicial or governmental order to disclose any Evaluation Material, you will provide the Company with prompt written notice of such request or requirement so that the Company may seek an appropriate protective order prior to your disclosure of such information. If, failing the entry of a protective order, you are, in the opinion of your counsel, compelled to disclose Evaluation Material, you may disclose that portion of the Evaluation Material that your counsel advises that you are compelled to disclose and will cooperate with the Company in its efforts to obtain assurance that confidential treatment will be accorded to that portion of the Evaluation Material that is being disclosed. In any event, you will not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

     You hereby acknowledge that you are aware of, and that you shall comply with, your obligations under the federal and state securities laws which, without limitation, prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. You agree to advise your Representatives of the foregoing obligations.

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Kohlberg Management IV, L.L.C.
March 20, 2003
Page 3


     You hereby acknowledge that you have been advised by the Company and/or its advisers that the Evaluation Material includes information that is material, non-public and highly confidential. In light of the foregoing, you agree that until two years from the date of this letter, you will not, other than in the ordinary course of your business and not with the purpose or effect of effecting control of the Company, without the prior approval of the Board of Directors of the Company, (i) acquire or make any proposal to acquire any securities of the Company (other than the securities of the Company which you propose to acquire pursuant to the Transaction contemplated hereby) or property of the Company,
(ii) propose to enter into any merger or business combination involving the Company or purchase a material portion of the assets of the Company, (iii) make or participate in any solicitation of proxies to vote, seek to advise or influence any person with respect to the voting of any securities of the Company, (iv) otherwise act or seek to control or influence the management, Board of Directors or policies of the Company, (v) form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or
(vii) take any action which might require the Company to make a public announcement regarding the possibility of a business combination or merger. Except as provided above, you also agree during such period not to request the Company (or any of its officers, directors, employees, agents or representatives) to amend or waive any provision of this paragraph.

     In addition, without the Company's written consent, none of you, your subsidiaries or any of your affiliates who have been provided with any Evaluation Material will for a period of two years from the date hereof, directly or indirectly, (A) solicit for employment or employ any person who is now employed by the Company in an executive or supervisory position with whom you are in contact with or who is first identified to you in connection with your investigation of a Transaction or (B) use the Evaluation Material to entice away any client from the Company or take any other action so as to obtain any commercial, trading or other advantage over the Company. The term "solicit for employment" shall not be deemed to include general solicitations of employment not specifically directed towards employees of the Company, and this paragraph shall not prohibit employment by you or your affiliates of any such employee who is no longer employed by the Company at the time of the first solicitation of employment by you or your affiliates.

     All Evaluation Material disclosed by or on behalf of the Company shall be and shall remain the property of the Company and promptly after being so requested by the Company, you shall return or destroy all such documents. Except to the extent a party is advised in writing by counsel such destruction is prohibited by law, you will also destroy all written material, memoranda, notes, copies, excerpts and other writings or recordings whatsoever prepared by you or your Representatives based upon, containing or otherwise
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Kohlberg Management IV, L.L.C.
March 20, 2003
Page 4


reflecting any Evaluation Material. At the request of the Company, any destruction of materials shall be confirmed in writing to the Company by you. Any Evaluation Material that is not returned or destroyed, including without limitation any oral Evaluation Material, shall remain subject to the confidentiality obligations set forth in this agreement.


     Although the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of your investigation, you understand and acknowledge that any and all information contained in the Evaluation Material is being provided without any representation of warranty herein, express or implied, as to the accuracy or completeness of the Evaluation Material, on the part of the Company. You agree that none of the Company or its affiliates or representatives shall have any liability hereunder to you or any of your Representatives for such information or your use thereof. You further acknowledge that the Company shall have no obligation to provide you with any information other than such information which the Company shall, in its sole discretion, determine is appropriate.

     You agree that unless and until a definitive agreement regarding your participation in a Transaction has been executed, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to your participation in a Transaction, and to terminate discussions and negotiations with you at any time, and that you shall not have any claim whatsoever against the Company or any of its officers, directors, members, affiliates, agents, advisers or other representatives, arising out of or relating to any possible or actual Transaction (other than those as against parties to a definitive written agreement with you in accordance with the terms thereof).

     It is understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach and you further agree to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this agreement but shall be in addition to all other remedies available at law or equity to the Company.

     In the event of litigation relating to this agreement, if a court of competent jurisdiction determines in a final, non-appealable order that any party has breached this agreement, then such party shall be liable and pay to non-breaching party the reasonable legal
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Kohlberg Management IV, L.L.C.
March 20, 2003
Page 5


fees such non-breaching party has incurred in connection with such litigation, including any appeal therefrom.

     This agreement is for the benefit of the Company and is governed by the laws of the State of New York without regard to conflict of laws principles. Any action brought in connection with this agreement shall be brought in the federal or state courts located in the City of New York, and the parties hereto hereby irrevocably consent to the jurisdiction of such courts. Your obligations under this agreement shall terminate two years after the date hereof, except as otherwise explicitly stated above.

     This agreement contains the entire agreement between the parties hereto concerning the subject matter hereof, and may not be amended except in writing signed by both parties hereto. No failure or delay by the Company in exercising any right hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

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Kohlberg Management IV, L.L.C.
March 20, 2003
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     This agreement may be executed in counterparts. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.



                                        Very truly yours,

                                        Applied Graphics Technology, Inc.



                                        By: /s/ Martin D. Krall
                                           ------------------------------
                                            Martin D. Krall
                                            Executive Vice President and
                                            Chief Legal Officer



Accepted and agreed to as of
the date set forth above:

Kohlberg Management IV, L.L.C.


By:  /s/ Christopher Lacovara
   ----------------------------------
   Name: Christopher Lacovara
   Title: Authorized Manager